McCurdy & Associates CPA's, Inc.
27955 Clements Road
Westlake, Ohio  44145-1121
Phone:    (440) 835-8500
Fax:  (440) 835-1093




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report dated September 13, 2000 and to all references to our firm included in or made a part of this Post-Effective Amendment No. 1 to Lindbergh Funds' Registration Statement on Form N-1A.



/S/ McCurdy & Associates CPA's, Inc.

McCurdy & Associates CPA's, Inc.
Westlake, Ohio
December 1, 2000